Temple-Inland Inc.

           U.S. $500,000,000 Medium-Term Notes, Series F
                     Due Nine Months of More
                        From Date of Issue





                     Selling Agency Agreement


                                                           , 1998
                                               New York, New York


Salomon Brothers Inc
Seven World Trade Center
New York, N.Y. 10048

SBC Warburg Dillon Read Inc.
535 Madison Avenue
New York, NY 10022


Dear Sirs:

          Temple-Inland Inc., a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to U.S. $[ 500],000,000 aggregate principal amount of its Medium-Term Notes Due Nine Months or More from Date of Issue (the "Notes"). The Notes will be issued under an indenture dated as of September 1, 1986, as amended by the First Supplemental Indenture, dated as of April 15, 1988, the Second Supplemental Indenture, dated as of December 27, 1990, and the Third Supplemental Indenture, dated as of May 9, 1991 (such indenture, as amended, the "Indenture"), between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank, as trustee (the "Trustee"). Unless otherwise specifically provided for and set forth in a Pricing Supplement (as defined below), the Notes will be issued in minimum denomina-tions of $1,000 and in denominations exceeding such amount by integral multiples of $1,000 and, unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of Notes denominated in a Specified Currency other than U.S. dollars ("Foreign Currency Notes") will be the equivalent, as determined by the Federal Reserve Bank of New York, of the noon buying rate in The City of New York for cable transfers in foreign currencies as certified for customs purposes for such Specified Currency (the "Exchange Rate"), on the applicable issue date, of $1,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency), and any larger amount that is an integral multiple of 1,000 units of such Specified Currency and will be issued only in fully registered form and will have the interest rates, maturities and, if applicable, other terms set forth in such Pricing Supplement. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures") (unless a written Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Procedures with respect to the Notes issued pursuant to such Terms Agreement). The Procedures may be amended only by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement and subject to Section 12 hereof, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (d) hereof.

          (a) The Company has complied with the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File Number: 333-52189), including a basic prospectus, which has become effective, for the registration under the Act of $500,000,000 aggregate principal amount of debt securities (the "Securities"), including the Notes. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule. The Company has included in such registration statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of the Notes, the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement (each a "Pricing Supplement") specify-ing the interest rates, maturity dates and, if appropriate, other similar terms of the Notes sold pursuant hereto or the offering thereof.

          (b) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of a Terms Agreement and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, [the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"),] and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company does not make any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any of you specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) As of the time any Notes are issued and sold hereunder, (a) the Indenture (assuming due execution and delivery thereof by the Trustee) will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms subject to the effect of
     (i) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, (ii) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, and (iii) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or composite currency, and (b) the Notes (when authenticated in accordance with the terms of the Indenture and paid for by the purchaser thereof) will be entitled to the benefits of the Indenture, subject to the expectations set forth in clauses (i) through (iv) of this subsection (c).

          (d) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus , the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser.
(a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

          On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall use its reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to Section 2(b).

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

          The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

          Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. In connection with the solicitation of offers to Purchase Notes, the Agents are not authorized to provide any written information relating to the Company to any prospective purchaser other than the Prospectus, the Prospectus Supplement, any documents incorporated by reference in the Registration Statement, and publicly available information, provided that any such provision of information is not inconsistent with the Act. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that, subject to Section 12 hereof, so long as this Agreement is in effect the Company shall not actively solicit other agents to act as its agent to solicit offers to purchase Notes. Subject to the preceding sentence, the Company may accept offers to purchase Notes through any agent other than an Agent; provided, however, that the acceptance of such offer shall be on terms substantially similar (including the same commission schedule) to those set forth in Schedule I hereto. The Company shall give the Agents prompt notice of any acceptance of any such offer to purchase Notes. At any time you offer to purchase any Notes as Purchaser, you shall notify the Company that you are acting as principal.

          [If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.]

          (b) Subject to the terms and conditions stated herein, whenever the Company and any of you determines that the Company shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement (which may be either an oral or written agreement) is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the currency or currency unit in which such Notes shall be denominated, the price to be paid to the Company for such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, whether such rate of interest shall be fixed or floating, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants as described in Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(m). Any written Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein con-tained and shall be subject to the terms and conditions herein set forth.

          Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

          Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser
(i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

          3.  Offering and Sale of Notes.  Each Agent and the
Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

          4.  Agreements.  The Company agrees with you that:

          (a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes), the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii )a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b),
     (ii) when, prior to termination of any offering of Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circum-stances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supple-mented) and, upon such notification, your obligation to solicit offers to purchase Notes hereunder shall cease. In the event that the Company desires you to thereafter commence solicitations of offers to purchase Notes, or in the event that any of you are holding Notes for resale, the Company shall (i) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this
     Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and
     (ii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

          (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you the information contained or to be contained in such announcement. The Company will notify each of you as soon as practicable of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or
     (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company learns of any such decrease or notice.

          (d) As soon as practicable after the filing thereof with the Commission, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of
     Section 11(a) of the Act and Rule 158 under the Act.

          (e) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

          (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes (provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state), and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

          (g) The Company shall furnish to each of you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

          (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement, any Terms Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you as requested (but not more frequently than monthly) for all reasonable out-of-pocket expenses (including without limitation advertising expenses), if any, incurred by you in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement and incurred from time to time in connection with the transactions contemplated hereby.

          (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement. The Company will inform you promptly upon your request of the aggregate amount of Securities registered under the Registration Statement which remain unsold.

          (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating to any offering of Securities other than the Notes or providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto) [excluding (a) any change in the formula by which interest rates on the Notes may be determined and (b) any information relating to Specified Currencies other than U.S. dollars)], the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by the Chief Executive Officer, the President, or any Vice President and the principal financial officer, Treasurer, or principal accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in
     Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

          (k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes or (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto) [(excluding (a) any change in the formula by which interest rates on the Notes may be determined and (b) any information relating to Specified Currencies other than U.S. dollars) or
     (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (iii) above, in the reasonable judgment of any of you, such financial statements or other information are of such a nature that an opinion of counsel should be furnished)], the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

          (l) Each time that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information, the Company shall cause its independent public accountants promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in
     Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items.

          (m) During the period, if any, specified (whether orally or in writing) in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company substantially similar to the Securities sold pursuant to such Terms Agreement other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper.

          (n) The Company shall not be required to comply with the provisions of subsections (j), (k) or (l) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or you shall subsequently purchase Notes from the Company as principal.

          5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to each Agent the opinion of M. Richard Warner, General Counsel for the
     Company, dated the Execution Time, to the effect that:

               (i) each of the Company and Temple-Inland Forest Products Corporation, Inland Container Corporation I, Inland Paperboard and Packaging, Inc., Temple-Inland Financial Services Inc., Guaranty Holdings Inc. I, Guaranty Federal Bank, F.S.B., MBHC Inc., and Temple-Inland Mortgage Corporation (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its material properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership of property or conduct of business requires such qualification, except where the failure to be so qualified would not have a material adverse effect.

               (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as set forth in the Company's filings with the Commission, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear, to the knowledge of such counsel, after due inquiry, of any perfected security interest and any other security interests, claims, liens or encumbrances;

               (iii) the Notes conform in all material respects to the description thereof contained in the Prospectus subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the fourth sentence of
          Section 1(a) of this Agreement;

               (iv) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to (a) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect), (b) the qualification that general principles of equity may limit the availability of equitable remedies,
          (c) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (d) governmental authority to limit, delay, or prohibit the making of payments outside the U.S. or in a foreign currency or composite currency, subject to the exceptions set forth in clauses (a) through (d) above; and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, subject to the exceptions set forth in clauses (a) through (d) above;

               (v) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

               (vi) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effec-tiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial or statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of Form S-3 of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and no facts have come to the attention of such counsel which leads it to reasonably believe that on the Effective Date or at the Execution Time the Registration Statement contains or contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial or statistical information contained therein, as to which such counsel need express no opinion);

               (vii) this Agreement has been duly authorized, executed and delivered by the Company;

               (viii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

               (ix) [to the best knowledge of such counsel, after due inquiry,] no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and qualification of the Indenture under the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Agents in the manner contemplated in this Agreement and in the Prospectus;

               (x) neither [the execution and delivery of the Indenture,] the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Subsidiaries, or (ii) to the knowledge of such counsel, after due inquiry, the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument and to which the Company or any of its Subsidiaries is a party or bound or to which their property is subject or
          (iii) any statute, law, rule or regulation, or any judgment, order or decree known to such counsel after due inquiry, applicable to the Company or any of its Subsidiaries of any court, regulatory body or adminis-trative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties; and

               (xi) to the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration
          Statement.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdic-tion other than the State of Texas or the Federal laws of the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agents and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Company shall have furnished to the Agents and the Trustee the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, dated the Closing Date, to the effect set forth in paragraph (i) (with respect to the Company in its state of incorporation only), (iii),
     (iv), [(v),] (vi) (in such form as such special counsel to the Company and the Representatives may agree), and
     (x) (with respect to the charter and by-laws) of
     Section 6(b) and to the effect that statements in the Final Prospectus under the heading "United States Taxation" fairly summarize such matters. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdictions other than the laws of jurisdiction in which they are admitted or the Federal laws of the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to your counsel and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

          (d) Each Agent shall have received from Cravath, Swaine & Moore, counsel for the Agents, such opinion or opinions, dated the date hereof, with respect to the issuance and sale of the Notes, the Indenture, the Regis-tration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to each Agent a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and Chief Financial Officer, the principal financial officer, Treasurer or principal accounting officer of the Company, dated the Execution Time, to the effect that to the best of their knowledge based upon reasonable investigation:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its consolidated Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (f) At the Execution Time, Ernst & Young LLP shall have furnished to each Agent a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Execution Time, in form and substance satisfactory to the Agents, confirming that they are independent auditors within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules and any pro forma financial statements included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committee of the Company and its Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements in or incorporated in the Registration Statement and Prospectus, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements
               included or incorporated in the Registration
               Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

                    (2) with respect to the period subsequent to
               the date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated by reference in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the consolidated long-term debt of the Company or capital stock of the Company or decreases in the stockholders' equity or working capital of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year in manufacturing net sales, net revenues, operating income or income before income taxes or in total or per share amounts of net income of the Company and its Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents; and

                    (3) the information included or incorporated
               by reference in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation.

          References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

          (f) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancelation shall be given to the Company in writing or by telephone or telecopier confirmed in writing.

          The documents required to be delivered by this
Section 5 shall be delivered at the office of Cravath, Swaine &
Moore, counsel for the Agents, at Worldwide Plaza, 825 Eighth
Avenue, New York, New York, on the Execution Date.

          6. Conditions to the Obligations of a Purchaser. The obligations of a Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of the related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) To the extent agreed to between the Company and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(e) (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinion of M. Richard Warner, General Counsel of the Company, dated as of the Closing Date, to the effect set forth in Section 5(b),
     (iii) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 5(c), (iv) the opinion of Cravath, Swaine & Moore, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(d), and (v) letter of Ernst & Young LLP, independent accountants for the Company, dated as of the Closing Date, to the effect set forth in Section 5(f).

          (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and the applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancelation shall be given to the Company in writing or by telephone or telecopier confirmed in writing.

          7. Right of Person Who Agreed to Purchase to Refuse to Purchase. (a) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such
Note if, at the Closing Date therefor, any condition set forth in
Section 5 or 6, as applicable, shall not be satisfied.

          (b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such
Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 9(b)(i) through (v) shall have occurred (with the judgment of the Agent which presented the offer to purchase such Note being substituted for any judgment of a Purchaser required therein) the effect of which is, in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical or inadvisable to proceed with the sale and delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation to the Company or to any such person to exercise the judgment permitted to be exercised under this Section 7(b) and
Section 9(b)).

          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you, the directors, officers, employees and agents of each of you and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Pros-pectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances when made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any of you specifically for inclusion therein and, provided, further, that the foregoing indemnity agreement with respect to any preliminary Prospectus shall not inure to the benefit of any Agent, the directors, partners, officers, employees and agents of each Agent and each person who controls such Agent within the meaning of either the Act or the Exchange Act from whom the person asserting any such loss, claim, damage, liability or action purchased securities if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each of you agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by such of you specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page, and under the heading "Plan of Distribution", of the Prospectus Supplement constitute the only information furnished in writing by any of you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such state-ments are correct.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
(i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b)
above.   In case any such action is brought against any
indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provid-ed, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), which in the case of either (i) or (ii) below shall be reasonably satisfactory to the indemnified party, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however that in no event shall the indemnifying party be liable for legal fees or expenses of more than one primary firm representing the indemnified parties or more than one local counsel in each state or jurisdiction in which an action in which indemnification is available has been brought for all such Agents and controlling persons, which firms should be designated in writing by Salomon Brothers Inc and shall be reasonably satisfactory to the Company. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each of you severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of you may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by each of you from the offering of the Notes from which such Losses arise; provided, however, that in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the sale of Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each of you severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of each of you in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Notes from which such Losses arise, and benefits received by each of you shall be deemed to be equal to the total commissions received by such of you in connection with the sale of Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or any of you. The Company and each of you agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act or the Exchange Act and each director, officer, employee and agent of any of you shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated either by the Company as to any Agent or by any of you insofar as this Agreement relates to any Agent, by giving written notice of such termination to such Agent or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a), Section 4(h), Section 8 and
Section 10.

          (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time
(i) there shall have occurred, subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its consolidated subsidiaries taken as a whole the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of such Note, (ii) there shall have been, subsequent to the agreement to purchase such Note, any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change,
(iii) trading of any of the Company's securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a banking moratorium shall have been declared by either Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offering or delivery of such Notes as contemplated by the Prospectus (exclusive of any supplement thereto).

          10. Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the directors, officers, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancelation of this Agreement. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. [If at the time of termination of this Agreement any Purchaser shall own any Notes with the intention of selling them, the provisions of Section 4 shall remain in effect until such Notes are sold by the Purchaser.]

          11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telecopied and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 303 South Temple Drive, Diboll, TX 75941, facsimile number [ 409-829-3333], attention of the General Counsel.

          12. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; providedthat the Company may from time to time, on seven days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and, to the extent provided in Section 7, any person who has agreed to purchase Notes, and no other person will have any right or obligation hereunder.

          14.  APPLICABLE LAW.  THIS AGREEMENT WILL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

          If the foregoing is in accordance with your under-standing of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.


                         Very truly yours,

                         TEMPLE-INLAND INC.


                         By:  ___________________________
                         Name:  David H. Dolben
                         Title: Vice President


The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

Salomon Brothers Inc


By:
   _____________________
   Name:
   Title:


SBC Warburg Dillon Read Inc.


By:
   _____________________
   Name:
   Title:



                                   SCHEDULE I

Commissions:

     The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold on an agency basis by such Agent:

     Maturity                              Commission Rate


     9 months to less than 12 months         .125%

     12 months to less than 18 months        .150%

     18 months to less than 2 years          .200%

     2 years to less than 3 years            .250%

     3 years to less than 4 years            .350%

     4 years to less than 5 years            .450%

     5 years to less than 6 years            .500%

     6 years to less than 7 years            .550%

     7 years to less than 8 years            .600%

     8 years to less than 9 years            .600%

     9 years to less than 10 years           .600%

     10 years to less than 15 years          .625%

     15 years to less than 20 years          .700%

     20 years to less than 30 years          .750%

     30 years and beyond                     to be negotiated


     Unless otherwise specified in the applicable Terms Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.


Address for Notice to you:

     Notices to Salomon Brothers Inc shall be directed to it at Seven World Trade Center, New York, New York 10048, Attention of the Medium-Term Note Department.

     Notices to SBC Warburg Dillon Read Inc. shall be directed to it at 677 Washington Boulevard, Stamford, CT 06912, Attention of
A. Peter Foote.


EXHIBIT B

                   Temple-Inland Inc.

                   Medium Term Notes

               Due More Than Nine Months
                    from Date of Issue

                     TERMS AGREEMENT


                                                        , 199




Attention:

     Subject in all respects to the terms and conditions of the Selling Agency Agreement (the "Agreement") dated June 2, 1998, between Salomon Brothers Inc, SBC Warburg Dillon Read Inc., and you, the undersigned agrees to purchase the following Notes of Temple-Inland Inc.:


     [Add additional terms as may be needed to identify Notes.]

          [Specified Currency]:

          Aggregate Principal Amount:   $

          Interest Rate:

          Date of Maturity:

          Interest Payment Dates:

          Regular Record Dates:

          Discount or Commission:            % of Principal Amount

          Purchase Price:             % of Principal Amount [plus
                                        accrued interest from
                                                   , 199 ]

          Purchase Date and Time:

          Place for Delivery of Notes
          and Payment Therefor:

          Method of Payment:

          Modification, if any, in
          the requirements to
          deliver the documents
          specified in Section 6(b)
          of the Agreement:

          Period during which additional
          Notes may not be sold pursuant
          to Section 4(m) of the Agreement:



                                        [Purchaser]


                                        By:____________________


          Accepted:

          Temple-Inland Inc.


          By:
             _______________________
                  Title:

                        [Form of Reverse Inquiry Letter]


                                                   [Trade Date]

          [Dealer]
          [Address]
          [Address]


          Re:  $__,000,000 Medium-Term Notes
          Pricing Supplement Number:________
          Settlement Date:__________________
          (See attached Term Sheet)


          Dear [Dealer]:

     Reference is made to the Selling Agency Agreement dated _______________, 1998 (the "Agreement") pertaining to up to $500,000,000 aggregate principal amount of Medium-Term Notes (the "Notes") to be offered from time to time by Temple-Inland Inc. (the "Company"). The provisions of the Agreement (a copy of which has been previously provided to you) are hereby incorporated by reference and each of the representations and warranties set forth therein shall be deemed to be made to you as of the date hereof. Subject to the terms set forth therein, the Company hereby appoints you as an Agent (as such term is defined in the Agreement) of the Company for purposes of soliciting one offer to purchase Notes from the Company containing the terms as set forth in the above referenced Pricing Supplement. This appointment is effective as to and extends only to the one transaction which you are presenting to the Company (see attached Term Sheet) and the Agreement shall automatically be terminated as to you upon the earlier to occur of (i) payment made in full to the Company for the Notes sold pursuant to the offer presented or (ii) the Company or you determine not to proceed with the transaction. Upon such termination of the Agreement by the Company, neither you nor the Company shall have any liability to the other except as provided in those sections of the Agreement referenced in Section 10 thereof. You agree to be bound by, and comply with, all of the provisions of the Agreement applicable to the Agents thereunder.

     *[As a condition precedent to your obligation to consummate the transaction referred to above, you shall receive the following: (i) the opinions of counsel, dated __________ [recent date or most recent periodic update [pursuant to Sections ___ and ____ of the Agreement; (ii) an Officer's Certificate dated _______ [recent date], pursuant to Section ___ of the Agreement;
(iii) a letter from Ernst & Young LLP dated ________ [most recent date or most recent periodic update] delivered pursuant to Section ___ of the Agreement; and (iv) a copy of the resolutions adopted by the Company with respect to the Form of Note evidencing the securities described in the above referenced Pricing Supplement, certified by an appropriate officer of the Company.]

     This letter shall be governed by and construed in accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, whereupon this letter shall constitute a binding agreement between the Company and you in accordance with its terms.


                                      Very truly yours,


                                By:_____________________________
                                   Name:
                                   Title:


          Agreed and Accepted as of the date hereof:

          [Dealer]


          By:________________________
            Name:
            Title:


 *This language is to be negotiated between the Issuer and the Reverse Inquiry Agent at the time of the trade.


                                                        EXHIBIT A


                        TEMPLE-INLAND INC.

            Medium-Term Note Administrative Procedures
                           June 2, 1998


          The Medium-Term Notes, Series F, Due from Nine Months or More from Date of Issue (the "Notes") of Temple-Inland Inc. (the "Company") are to be offered on a continuing basis. Salomon Brothers Inc and SBC Warburg Dillon Read Inc., as agents (each an "Agent"), have agreed to solicit purchases of Notes issued in fully registered form. The Agents will not be obligated to purchase Notes for their own account. The Notes are being sold pursuant to a Selling Agency Agreement between the Company and the agents named therein (including the Agents) dated the date hereof (the "Agency Agreement"). The Notes will rank equally with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the "Commission"). The Notes will be issued under an indenture dated as of September 1, 1986, as amended by the First Supplemental Indenture, dated as of April 15, 1988, the Second Supplemental Indenture, dated as of December 27, 1990, and the Third Supplemental Indenture, dated as of May 9, 1991 (such indenture, as amended, the "Indenture"), between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank, as trustee (the "Trustee").

          The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between the Company and such Agent acting as principal.

          Each Note will be represented by either a Global
Security (as defined hereinafter) delivered to The Chase
Manhattan Bank ("Chase), as agent for The Depository Trust
Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a
"Certificated Note"). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

          The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasurer. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

          Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes". Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes". To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Agency Agreement shall control.


                              PART I

                  Administrative Procedures for
                         Book-Entry Notes

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Chase will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and Chase to DTC dated as of the date hereof and a Medium-Term Note Certificate Agreement between Chase and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:      On any date of settlement (as defined under
               "Settlement" below) for one or more Book-
               Entry Notes, the Company will issue a
               single global security in fully registered form without coupons (a "Global Security") representing up to $200,000,000 principal amount of all such Book-Entry Notes that have the same original issue date, original issue discount provisions, if any, Interest
               Payment Dates, Regular Record Dates,
               Interest Payment Period, redemption,
               repayment and extension provisions, if any, Maturity Date, and, in the case of Fixed
               Rate Notes, interest rate, or, in the case of Floating Rate Notes, initial interest rate, Base Rate, Index Maturity, Interest
               Reset Period, Interest Reset Dates, Spread or Spread Multiplier, if any, minimum interest rate, if any, and maximum interest rate, if any (collectively, the "Terms").
               Each Global Security will be dated and is-sued as of the date of its authentication by the Trustee. Each Global Security will bear an original issue date, which will be
               (i) with respect to an original Global
               Security (or any portion thereof), the
               original issue date specified in such
               Global Security and (ii) following a
               consolidation of Global Securities, with respect to the Global Security resulting from such consolidation, the most recent
               Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global Security. No Global Secu-rity will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any
               Certificated Note.

Identification The Company has arranged with the
Numbers:       CUSIP Service Bureau of Standard & Poor's
               Corporation (the "CUSIP Service Bureau")
               for the reservation of a series of CUSIP
               numbers, which series consists of
               approximately 900 CUSIP numbers and relates
               to Global Securities representing Book-
               Entry Notes and book-entry medium-term
               notes issued by the Company with other
               series designations.   The Company  has
               obtained from the CUSIP Service Bureau, and has delivered to Chase and DTC, a written list of such reserved CUSIP numbers. The
               Company will assign CUSIP numbers to Global
               Securities as described below under Settle-ment Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. Chase will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unas-signed to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to Chase and DTC.

Registration:  Global Securities will be issued only in
               fully registered form without coupons.
               Each Global Security will be registered in the name of CEDE & CO., as nominee for DTC, on the securities register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:     Transfers of a Book-Entry Note will be
               accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:     Chase may deliver to DTC and the CUSIP
               Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more outstanding Global
               Securities that represent (A) Fixed Rate
               Book-Entry Notes having the same Terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry
               Notes having the same Terms and for which interest has been paid to the same date,
               (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next In-terest Payment Date for such Book-Entry
               Notes, on which such Global Securities
               shall be exchanged for a single replacement
               Global Security and (iii) a new CUSIP
               number, obtained from the Company, to be assigned to such replacement Global
               Security. Upon receipt of such a notice, DTC will send to its participants
               (including Chase) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, Chase will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified ex-change date, Chase will exchange such Global Securities for a single Global
               Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global
               Securities will, in accordance with CUSIP
               Service Bureau procedures, be canceled and not immediately reassigned. Not-withstanding the foregoing, if the Global
               Securities to be exchanged exceed
               $200,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $200,000,000 of principal amount of the exchanged Global
               Securities and an additional Global
               Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see
               "Denominations" below).

Maturities:    Each Book-Entry Note will mature on a date
               not less than nine months after the
               Original Issue Date for such Note.  A
               Floating Rate Book-Entry Note will mature only on an Interest Payment Date for such Note. Any Note denominated in Japanese yen will mature on a date not less than one year from the Original Issue Date (as defined below) for such Note. Any Note denominated in Pounds Sterling will mature on a date not less than one year, nor more than five years, after its Original Issue
               Date.

Denominations: Book-Entry Notes will be issued in
               principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $200,000,000. If one or more
               Book-Entry Notes having an aggregate prin-cipal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $200,000,000 principal amount of such Book-
               Entry Note or Notes and an additional
               Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes.
               In such a case, each of the Global
               Securities representing such Book-Entry
               Note or Notes shall be assigned the same
               CUSIP number.

Interest:      General.  Interest, if any, on each Book-
               Entry Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculat-ed and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Agency Agreement), as supplemented by the applicable Pricing
               Supplement.  Unless otherwise specified
               therein, each payment of interest on a
               Book Entry Note will include interest
               accrued to but excluding the Interest
               Payment Date  or to but excluding Maturity
               (other than a Maturity of a Fixed Rate
               BookEntry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).
               Interest payable at the Maturity of a Book-
               Entry Note will be payable to the Person to whom the principal of such Note is payable.
               Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Proce-dure "C" below in order to include the amount of any interest payable and certain other information regarding the related
               Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor's Corporation.

               Regular Record Dates.  The Regular Record
               Date with respect to any Interest Payment
               Date for Floating Rate Notes shall be the date fifteen calendar days immediately pre-ceding such Interest Payment Date and, for Fixed Rate Notes, shall be November 15 or
               May 15 (in each case, whether or not a
               Business Date).

               Interest Payment Dates on Fixed Rate Book-
               Entry Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Book-Entry
               Notes will be made semiannually on June 1 and December 1 of each year and at Matu-rity; provided, however, that if an Interest Payment Date for a Fixed Rate
               Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest
               Payment Date; provided further, that in the case of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest
               Payment Date following the next succeeding
               Regular Record Date.

               Interest Payment Dates on Floating Rate
               Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quar-terly Interest Payment Period, on the third
               Wednesday of March, June, September and
               December of each year; with a semi-annual
               Interest Payment Period on the third
               Wednesday of the two months specified
               pursuant to Settlement Procedure "A" below;
               and with an annual Interest Payment Period, on the third Wednesday of the month spec-ified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate
               Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such
               Interest Payment Date will be the next
               succeeding Business Day with respect to
               such Floating Rate Book-Entry Note, except in the case of a Floating Rate Book-Entry
               Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business
               Day; and provided further, that in the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest
               Payment Date following the next succeeding
               Regular Record Date.

               Notice of Interest Payment and Regular
               Record Dates.  On the first Business Day of
               January, April, July and October of each year, Chase will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first
               Business Day.  Promptly after each Interest
               Determination Date for Floating Rate Book-
               Entry Notes, Chase, as Calculation Agent, will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Calculation of Fixed Rate Book-Entry Notes.  Interest
Interest:      on Fixed Rate Book-Entry Notes (including
               interest for partial periods) will be
               calculated on the basis of a 360-day year of twelve 30-day months.

               Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-
               Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate
               Book-Entry Note for which the Base Rate is Treasury Rate or CMT Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of    Payment of Interest Only.  Promptly
Principal and  after each Regular Record Date,
Interest       Chase will deliver to the Company
               and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security (if then ascertainable) on the following Interest
               Payment Date (other than an Interest
               Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global
               Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by
               Standard & Poor's Corporation. The Company will pay to Chase, as paying agent, the total amount of interest due on such Interest Payment Date (other than at
               Maturity), and Chase will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment".

               Payments at Maturity.  On or about the
               first Business Day of each month, Chase
               will deliver to the Company and DTC a
               written list of principal and interest (if then ascertainable) to be paid on each Global Security maturing (on a Maturity or
               Redemption Date or otherwise) in the
               following month. Chase, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Company will pay to Chase, as paying agent, the principal amount of such Global Security, together with interest due at such Maturity. Chase will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Global Security representing Book-Entry
               Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global
               Security, Chase will cancel such Global
               Security in accordance with the Indenture and so advise the Company. If the Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity.

               Manner of Payment. The total amount of any principal and interest due on Global
               Securities on any Interest Payment Date or at Maturity shall be paid by the Company to Chase in immediately available funds no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing Chase to withdraw funds from an account maintained by the Company at Chase or by wire transfer to Chase. The Company will confirm any such instructions in writ-ing to Chase. Prior to 10 A.M. (New York
               City time) on the date of Maturity or as soon as possible thereafter, Chase will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. On each Interest Payment
               Date (other than at Maturity), interest
               payments shall be made to DTC, in funds
               available for immediate use by DTC, in
               accordance with existing arrangements
               between Chase and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. None of the Company (as issuer or as paying agent) or Chase shall have any direct responsibility or liability for the payment by DTC to such Participants of the prin-cipal of and interest on the Book-Entry
               Notes.

               Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures     Company Notice to Trustee Regarding
Upon Company's Exercise of Optional Reset.  Not
Exercise of    less than 50 or more than 60 days
Optional Reset before an Optional Reset Date as
or Optional    set forth in a Book-Entry Note, the
Extension of   Company will notify Chase whether it is
Maturity:      exercising its option to reset the Interest
               Rate or Spread or Spread Multiplier, as the case may be, for such Book-Entry Note, and if so, (i) the new Interest Rate or Spread or Spread Multiplier, as the case may be, for such Book-Entry Note during the period from such Optional Reset Date to the next
               Optional Reset Date as set forth in such Book-Entry Note or, if there is no such next Optional Reset Date, to the Stated
               Maturity of such Book-Entry Note (the
               "Subsequent Interest Period"); and (ii) the provisions, if any, for redemption of such Book-Entry Note during such Subsequent
               Interest Period, including the date or
               dates on which or the period or periods
               during which such redemption may occur
               during such Subsequent Interest Period.

               Company Notice to Trustee Regarding
               Exercise of Optional Extension of Maturity.
               If the Company elects to exercise an
               option, as set forth in a Book-Entry Note, to extend the Stated Maturity of such Note, it will so notify Chase no less than 50 or more than 60 days before the Stated
               Maturity of such Book-Entry Note, and will further indicate (i) the new Stated
               Maturity; (ii) the Interest Rate or Spread or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption of such Book-Entry Note during such extension period, including the date or dates on which or the period or periods during which such redemption may occur during such extension period.

               Trustee Notice to DTC Regarding Company's
               Exercise of Optional Extension or Reset.
               Upon receipt of notice from the Company
               regarding the Company's exercise of either an optional extension of maturity or an optional reset, Chase will hand-deliver a notice to DTC not less than 40 days before the Optional Reset Date (in which case a "Reset Notice") or the Stated Maturity (in which case an "Extension Notice"), as the case may be, which Reset Notice or Extension Notice shall identify such Book-
               Entry Note by CUSIP number and shall
               contain the information required by the
               terms of the Book-Entry Note.

               Trustee Notice to Company Regarding Option to be Repaid. If, after receipt of either a Reset Notice or an Extension Notice, DTC exercises the option for repayment by tendering the Global Security representing the Book-Entry Note to be repaid as set forth in such Note, Chase shall give notice to the Company not less than 22 days before the Optional Reset Date or the old Stated
               Maturity, as the case may be, of the
               principal amount of Book-Entry Notes to be repaid on such Optional Reset Date or old
               Stated Maturity, as the case may be.

               Company Notice Regarding New Interest Rate or New Spread or Spread Multiplier. If the
               Company elects to revoke the Interest Rate or Spread or Spread Multiplier and establish a higher interest rate or Spread or Spread Multiplier for an Optional Reset
               Period or extension period, as the case may be, it shall, not less than 20 days before such Optional Reset Date or old Stated
               Maturity, so notify Chase.  Chase will
               immediately thereafter notify DTC of the new Interest Rate or Spread or Spread
               Multiplier applicable to such Book-Entry
               Note.

               Trustee Notice to Company Regarding DTC
               Revocation of Option to be Repaid.  If,
               after DTC has tendered any Book-Entry Notes for repayment pursuant to an Extension
               Notice or an Optional Reset Notice, DTC
               then revokes such tender for repayment,
               Chase shall give notice to the Company not less than five days prior to the Stated
               Maturity or Optional Reset Date, as the
               case may be, of such revocation and of the principal amount of Book-Entry Notes for which tender for repayment has been revoked.

               Deposit of Repayment Price.  On or before
               any old Stated Maturity where the Maturity
               has been extended, and on or before an
               Optional Reset Date, the Company shall
               deposit with Chase an amount of money
               sufficient to pay the principal amount,
               plus interest accrued to such old Stated
               Maturity or Optional Reset Date, as the
               case may be, for all the Book-Entry Notes
               or portions thereof which are to be repaid
               on such old Stated Maturity or Optional
               Reset Date, as the case may be.   Chase
               will use such money to repay such Book-
               Entry Notes pursuant to the terms set forth in such Notes.

Procedures     Company Notice to Trustee Regarding
Upon Company's Exercise of Optional Redemption.
Exercise of    At least 45 days prior to the date on
Optional       which it intends to redeem a Book-
Redemption:    Entry Note, the Company will notify Chase
               that it is exercising such option with
               respect to such Book-Entry Note on such
               date.

               Trustee Notice to DTC Regarding Company's
               Exercise of Optional Redemption.  After
               receipt of notice that the Company is
               exercising its option to redeem a Book-
               Entry Note, Chase will, at least 30 days before the redemption date for such Book-
               Entry Note, hand deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company's exercise of such option with respect to such Book-Entry Note.

               Deposit of Redemption Price.  On or before
               any redemption date, the Company shall
               deposit with  Chase an amount of money
               sufficient to pay the redemption price,
               plus interest accrued to such redemption
               date, for all the Book-Entry Notes or
               portions thereof which are to be repaid on
               such redemption date.   Chase will use such
               money to repay such Book-Entry Notes
               pursuant to the terms set forth in such
               Notes.

Payments of    Trustee Notice to Company of Option
Principal and  to be Repaid.  Upon receipt of notice
Interest upon  of exercise of the option for
Exercise of    repayment and the Global Securities
Optional Repay-representing the Book-Entry Notes so
ment (Except   to be repaid as set forth in such
Pursuant to    Notes, Chase shall (unless such
Company's      notice was received pursuant to the
Exercise of    Company's exercise of an optional reset or
Optional Reset an optional extension of maturity, in each
or Optional    of which cases the relevant procedures set
Extension):    forth above are to be followed) give notice
               to the Company not less than 20 days prior to each Optional Repayment Date of such Optional Repayment Date and of the principal amount of Book-Entry Notes to be repaid on such Optional Repayment Date.

               Deposit of Repayment Price.  On or prior to
               any Optional Repayment Date, the Company
               shall deposit with  Chase an amount of
               money sufficient to pay the optional
               repayment price, and accrued interest
               thereon to such date, of all the Book-Entry
               Notes or portions thereof which are to be
               repaid on such date.   Chase will use such
               money to repay such Book-Entry Notes
               pursuant to the terms set forth in such
               Notes.

Procedure for  The Company and the Agents will
Rate Setting   discuss from time to time the
and Posting:   aggregate principal amount of, the
               issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Unless otherwise instructed by the
Rejection of   Company, each Agent will advise the
Orders:        Company promptly by telephone of all orders
               to purchase Book-Entry Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Preparation of If any order to purchase a Book-Entry
Pricing        Note is accepted by or on behalf of
Supplement:    the Company, the Company will prepare a
               pricing supplement (a "Pricing Supplement") reflecting the applicable interest rates and other terms of such Book-Entry Note and will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of
               Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the "Presenting
               Agent").  The Presenting Agent will cause a
               Prospectus and Pricing Supplement to be
               delivered to the purchaser of such Book-
               Entry Note.

               In each instance that a Pricing Supplement
               is prepared, the Presenting Agent will
               affix the Pricing Supplement to Pros-
               pectuses prior to their use.   Outdated
               Pricing Supplements (other than those
               retained for files) will be destroyed.

Suspension of  The Company reserves the right, in its
Solicitation;  sole discretion, to instruct the
Amendment or   Agents to suspend at any time, for any
Supplement:    period of time or permanently, the solici-
               tation of orders to purchase Book-Entry
               Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

               In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and Chase whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appro-priate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

               If the Company decides to amend or
               supplement the Registration Statement (as defined in the Agency Agreement) or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency
               Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any such supplement to the Prospectus relating to the Notes. The
               Company will provide the Agents and Chase with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedures For When the Company has determined to Rate
Changes:       change the interest rates of Book-Entry
               Notes being offered, it will promptly
               advise the Agents and the Agents will
               forthwith suspend solicitation of orders.
               The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indica-tions of interest" may be recorded.

Delivery of    A copy of the Prospectus and a Pricing
Prospectus:    Supplement relating to a Book-Entry Note
               must accompany or precede the earliest of any written offer of such Book-Entry Note, confirmation of the purchase of such Book-
               Entry Note and payment for such Book-Entry
               Note by its purchaser.  If notice of a
               change in the terms of the Book-Entry Notes is received by the Agents between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed.
               Subject to "Suspension of Solicitation;
               Amendment or Supplement" above, the
               Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:  For each order to purchase a Book-Entry
               Note solicited by any Agent and accepted by or on behalf of the Company, the Presenting
               Agent will issue a confirmation to the
               purchaser, with a copy to the Company,
               setting forth the details set forth above and delivery and payment instructions.

Settlement:    The receipt by the Company of immediately
               available funds in payment for a Book-Entry
               Note and the authentication and issuance of the Global Security representing such Book-
               Entry Note shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next
               Business Day following the date of sale.

Settlement     Settlement Procedures with regard to
Procedures:    each Book-Entry Note sold by the
               Company through any Agent, as agent, shall be as follows:

               A.  The Presenting Agent will advise the
                   Company by telephone of the following
                   settlement information:

                   1.  Principal amount.

                   2.  Maturity Date.

                   3.  In the case of a Fixed Rate Book-
                       Entry Note, the interest rate or,
                       in the case of a Floating Rate
                       Book-Entry Note, the Base Rate,
                       initial interest rate (if known at
                       such time), Index Maturity, Inter-
                       est Reset Period, Interest Reset
                       Dates, Spread or Spread Multiplier
                       (if any), Minimum Interest Rate (if
                       any) and Maximum Interest Rate (if
                       any).

                   4.  Interest Payment Dates and the
                       Interest Payment Period.

                   5.  Redemption, repayment and extension
                       provisions, if any.

                   6.  Settlement date.

                   7.  Price.

                   8.  Presenting Agent's commission,
                       determined as provided in Section 2
                       of the Agency Agreement.

                   9.  Whether such Book-Entry Note is
                       issued at an original issue
                       discount and, if so, the total
                        amount of OID, the yield to
                        maturity and the initial accrual
                        period OID.

                    10. All other information needed to
                        complete a Book-Entry Note.

                B.  The Company will assign a CUSIP number
                    to the Global Security representing
                    such Book-Entry Note and then advise
                    Chase by telephone (confirmed in
                    writing at any time on the same date)
                    or electronic (or facsimile) trans-
                    mission of the information set forth in
                    Settlement Procedure "A" above, such
                    CUSIP number and the name of the
                    Presenting Agent.  The Company will
                    also notify the Presenting Agent by
                    telephone of such CUSIP number as soon
                    as practicable.  Each such
                    communication by the Company shall
                    constitute a representation and
                    warranty by the Company to Chase and
                    the Presenting Agent that (i) such Note
                    is then, and at the time of issuance
                    and sale thereof will be, duly
                    authorized for issuance and sale by the
                    Company, (ii) such Note, and the Global
                    Security representing such Note, will
                    conform with the terms of the Indenture
                    for such Note, and (iii) upon
                    authentication and delivery of such
                    Global Security, the aggregate initial
                    offering price of all Notes issued
                    under the Indenture will not exceed the
                    amount registered pursuant to the
                    Registration Statement (except for
                    Book-Entry Notes represented by Global
                    Securities authenticated and delivered
                    in exchange for or in lieu of Global
                    Securities pursuant to the Indenture
                    and except for Certificated Notes
                    authenticated and delivered upon
                    registration of transfer of, in
                    exchange for, or in lieu of
                    Certificated Notes pursuant to any such
                    Section).


                C.  Chase will enter a pending deposit
                    message through DTC's Participant
                    Terminal System providing the following
                    settlement information to DTC (which
                    shall route such information to
                    Standard & Poor's Corporation), the
                    Presenting Agent  and, upon request,
                    the Trustee:

                    1.  The information set forth in
                        Settlement Procedure "A".

                    2.  Identification as a Fixed Rate
                        Book-Entry Note or a Floating Rate
                        Book-Entry Note.

                    3.  Initial Interest Payment Date for
                        such Book-Entry Note, number of
                        days by which such date succeeds
                        the related Regular Record Date and
                        amount of interest payable on such
                        Interest Payment Date.

                    4.  The Interest Payment Period.

                    5.  CUSIP number of the Global Security
                        representing such Book-Entry Note.

                    6.  Whether such Global Security will
                        represent any other Book-Entry Note
                        (to the extent known at such time).

                D.  To the extent the Company has not
                    already done so, the Company will
                    deliver to Chase a Global Security in a
                    form that has been approved by the
                    Company, the Agents and the Trustee.

                E.  Chase will complete such Book-Entry
                    Note, stamp the appropriate legend, as
                    instructed by DTC, if not already set
                    forth thereon, and, as Trustee, authenticate the Global Security repre-senting such Book-Entry Note.

                F.  DTC will credit such Book-Entry Note to
                    Chase's participant account at DTC.

                G.  Chase will enter an SDFS deliver order
                    through DTC's Participant Terminal
                    System instructing DTC to (i) debit
                    such Book-Entry Note to Chase's
                    participant account and credit such
                    Book-Entry Note to the Presenting
                    Agent's participant account and
                    (ii) debit the Presenting Agent's
                    settlement account and credit Chase's
                    settlement account for an amount equal
                    to the price of such Book-Entry Note
                    less the Presenting Agent's commission.
                    The entry of such a deliver order shall
                    constitute a representation and
                    warranty by Chase to DTC that (i) the
                    Global Security representing such Book-
                    Entry Note has been issued and
                    authenticated and (ii) Chase is holding
                    such Global Security pursuant to the
                    Medium-Term Note Certificate Agreement
                    between Chase and DTC.

                H.  The Presenting Agent will enter an SDFS
                    deliver order through DTC's Participant
                    Terminal System instructing DTC (i) to
                    debit such Book-Entry Note to the
                    Presenting Agent's participant account
                    and credit such Book-Entry Note to the
                    participant accounts of the Par-
                    ticipants with respect to such Book-
                    Entry Note and (ii) to debit the
                    settlement accounts of such
                    Participants and credit the settlement
                    account of the Presenting Agent for an
                    amount equal to the price of such Book-
                    Entry Note.

                I.  Transfers of funds in accordance with
                    SDFS deliver orders described in
                    Settlement Procedures "G" and "H" will
                    be settled in accordance with SDFS
                    operating procedures in effect on the
                    settlement date.

                J.  Chase will, upon receipt of funds from
                    the Presenting Agent in accordance with
                    Settlement Procedure "G", [credit to an
                    account of the Company maintained at
                    Chase] [wire transfer to the account of
                    the Company maintained at [bank name,
                    city, state]] funds available for imme-
                    diate use in the amount transferred to
                    Chase in accordance with Settlement
                    Procedure "G".

                K.  The Presenting Agent will confirm the
                    purchase of such Book-Entry Note to the
                    purchaser either by transmitting to the
                    Participants with respect to such Book-
                    Entry Note a confirmation order or
                    orders through DTC's institutional
                    delivery system or by mailing a written
                    confirmation to such purchaser.

Settlement      For orders of Book-Entry Notes
Procedures      solicited by any Agent and accepted by
Timetable:      the Company for settlement on the first
                Business Day after the sale date,
                Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                        Settlement
                        Procedure            Time

                            A       11:00 A.M. on the sale
                                               date
                            B       12:00 Noon on the sale
                                               date
                            C        2:00 P.M. on the sale
                                               date
                            D        3.00 P.M. on the Business
                                               Day before
                                               settlement
                            E        9:00 A.M. on settlement
                                               date
                            F       10:00 A.M. on settlement
                                               date
                           G-H       2:00 P.M. on settlement
                                               date
                            I        4:45 P.M. on settlement
                                               date
                           J-K       5:00 P.M. on settlement
                                               date

               If a sale is to be settled more than one
               Business Day after the sale date,
               Settlement Procedures "A", "B" and "C"
               shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement
               Procedure "A" is completed, Settlement
               Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Proce-dure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

               If settlement of a Book-Entry Note is
               rescheduled or canceled, Chase will deliver to DTC, through DTC's Participant Terminal
               System, a cancelation message to such
               effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date, provided that
               Chase has received notice of such
               rescheduling or cancellation by 12:00 p.m.
               on such Business Day.

Failure to
Settle:        If Chase fails to enter an SDFS deliver
               order with respect to a Book-Entry Note
               pursuant to Settlement Procedure "G", Chase may deliver to DTC, through DTC's
               Participant Terminal System, as soon as
               practicable, a withdrawal message
               instructing DTC to debit such Book-Entry
               Note to Chase's participant account. DTC will process the withdrawal message, provided that Chase's participant account contains a principal amount of the Global
               Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company and Chase, and Chase will make appropriate en-tries in its records. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau proce-dures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, Chase will exchange such Book-Entry Note for two
               Global Securities, one of which shall
               represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global
               Security and shall bear the CUSIP number of the surrendered Global Security.

               If the purchase price for any Book-Entry
               Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such
               Participants and, in turn, the Presenting
               Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement
               Procedures "H" and "G", respectively.
               Thereafter, Chase will deliver the
               withdrawal message and take the related
               actions described in the preceding
               paragraph.  If such failure shall have
               occurred for any reason other than a
               default by the Presenting Agent or Chase in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or Chase, as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Company.

               Notwithstanding the foregoing, upon any
               failure to settle with respect to a Book-
               Entry Note, DTC may take any actions in
               accordance with its SDFS operating
               procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global
               Security, Chase will provide, in accordance with Settlement Procedure "E", for the au-thentication and issuance of a Global
               Security representing the other Book-Entry
               Notes to have been represented by such
               Global Security and will make appropriate entries in its records.

Trustee  and
Chase          Nothing herein shall be deemed to
Not to Risk    require the Trustee or Chase to risk
Funds:         or expend its own funds in connection with
               any payment to the Company, DTC, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee or Chase to the Company, DTC, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee or Chase for such purpose.

Authenticity   The Company will cause  the Trustee to
of Signatures: furnish the Agents from time to time with
               the specimen signatures of each of  the
               Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Book-Entry Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Book-Entry Note.

Payment of     Each Agent shall forward to the
Expenses:      Company, on a monthly basis, a statement of
               the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Advertising    The Company will determine with the  Costs:
               Agents the amount of advertising that may be appropriate in soliciting offers to purchase the Book-Entry Notes. Advertising expenses will be paid by the Company.

Periodic       Periodically, Chase will send to
Statements     the Company a statement setting forth the
Chase:         principal amount of Book-Entry Notes
               Outstanding as of that date and setting
               forth a brief description of any sales of Book-Entry Notes which the Company has advised Chase but which have not yet been settled.

                             PART II
         Administrative Procedures for Certificated Notes

               Chase will serve as registrar and transfer agent in connection with the Certificated Notes.

Issuance:      Each Certificated Note will be dated and
               issued as of the date of its authentication by Chase. Each Certificated Note will bear an Original Issue Date, which will be
               (i) with respect to an original
               Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen
               Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:  Certificated Notes will be issued only in
               fully registered form without coupons.

Transfers and A Certificated Note may be presented for Exchanges: for transfer or exchange at the principal corporate trust office in the City of New
               York of Chase. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different authorized denominations without service charge. Certificated Notes will not be ex-changeable for Book-Entry Notes.

Maturities:    Each Certificated Note will mature on a
               date not less than nine months after the settlement date for such Note. A Floating
               Rate Certificated Note will mature only on an Interest Payment Date for such Note.
               Any Note denominated in Japanese yen will mature on a date not less than one year from the Original Issue Date (as defined below) for such Note. Any Note denominated in Pounds Sterling will mature on a date not less than one year, nor more than five years, after its Original Issue Date.

Denominations: The denomination of any Certificated Note
               denominated in U.S. dollars will be a
               minimum of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of
               Certificated Notes denominated in any other currency will be specified pursuant to "Settlement Procedures" below.

Interest:      General.  Interest, if any, on each
               Certificated Note will accrue from the
               original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date or to but excluding Maturity (other than a Maturity of a Fixed Rate Certificated Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).

               Regular Record Dates.  The Regular Record
               Dates with respect to any Interest Payment
               Date for Floating Rate Notes shall be the date fifteen calendar days immediately pre-ceding such Interest Payment Date and for fixed Rate Notes, shall be November 15 or May 15 (in each case, whether or not a Business Day).

               Fixed Rate Certificated Notes.  Unless
               otherwise specified pursuant to Settlement
               Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semiannually on June 1 and December 1 of each year and at Maturity; provided, however, that if any Interest Payment Date for a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding
               Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date; provided further, that in the case of a Fixed Rate
               Certificated Note issued between a Regular
               Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

               Floating Rate Certificated Notes. Interest payments will be made on Floating Rate
               Certificated Notes monthly, quarterly,
               semi-annually or annually. Interest will be payable, in the case of Floating Rate
               Certificated Notes with a monthly Interest
               Payment Period, on the third Wednesday of each month; with a quarterly interest Pay-ment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment
               Period, on the third Wednesday of the two months specified pursuant to Settlement
               Procedure "A" below; and with an annual
               Interest Payment Period, on the third
               Wednesday of the month specified pursuant to Settlement Procedure "A" below;
               provided, however, that if an Interest
               Payment Date for a Floating Rate
               Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such
               Interest Payment Date will be the next
               succeeding Business Day with respect to
               such Floating Rate Certificated Note,
               except in the case of a Floating Rate
               Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such
               Interest Payment Date will be the
               immediately preceding Business Day; and
               provided further, that in the case of a
               Floating Rate Certificated Note issued
               between a Regular Record Date and an
               interest Payment Date, the first interest payment will be made on the Interest
               Payment Date following the next succeeding
               Regular Record Date.

Calculation of Fixed Rate Certificated Note.
Interest:      Interest on Fixed Rate Certificated Notes
               (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

               Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate
               Certificated Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is Treasury Rate or CMT Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of    Interest, if any, on each Certificated
Principal and  Note will be calculated and paid in
Interest:      the manner described in such Note and in
               the Prospectus, as supplemented by the
               applicable Pricing Supplement.  Unless
               otherwise provided in the Indenture or the Certificated Note, the first payment of interest on any Certificated Note originally issued between a Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date.
               Interest payable at the Maturity of a
               Certificated Note will be payable to the Person to whom the principal of such Note is payable. Unless other arrangements are made, all interest payments (excluding interest payments made on the Maturity
               Date) will be made by check mailed to the person entitled thereto as provided above;
               provided, however, that the holder of
               $10,000,000 (or the equivalent thereof in other currencies) or more of Certificated
               Notes with similar tenor and terms will be entitled to receive payment by wire transfer in U.S. dollars.

               Within 10 days following each Record Date,
               Chase will inform the Company of the total amount of the interest payments (if then ascertainable) to be made by the Company on the next succeeding Interest Payment Date.
               Chase will provide monthly to the Company a list of the principal and interest (if then ascertainable) to be paid on Certificated
               Notes maturing in the next succeeding
               month.

               Chase will be responsible for withholding taxes on interest paid on Certificated
               Notes as required by applicable law.

               If the Maturity of a Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding
               Business Day and no interest shall accrue on such payment for the period from and after such Maturity.

Procedures     Company Notice to Trustee Regarding
Upon Company's Exercise of Optional Reset. Not
Exercise of    less than 50 or more than 60 days
Optional Reset before an Optional Reset Date as
or Optional    set forth in a Certificated Note, the
Extension of   Company will notify Chase whether it is
Maturity:      exercising its option to reset the Interest
               Rate or Spread or Spread Multiplier, as the case may be, for such Certificated Note, and if so, (i) the new Interest Rate or Spread or Spread Multiplier, as the case may be, for such Certificated Note during the period from such Optional Reset Date to the next Optional Reset Date as set forth in such Certificated Note or, if there is no such next Optional Reset Date, to the Maturity Date of such Certificated Note
               (the "Subsequent Interest Period"); and
               (ii) the provisions, if any, for redemption of such Certificated Note during such Subsequent Interest Period, including the date or dates on which or the period or periods during which such redemption may occur during such Subsequent Interest
               Period.

               Company Notice to Trustee Regarding
               Exercise of Optional Extension of Maturity.
               If the Company elects to exercise an
               option, as set forth in a Certificated
               Note, to extend the Maturity Date of such Note, it will so notify Chase no less than 50 or more than 60 days before the Maturity
               Date of such Certificated Note, and will further indicate (i) the new Maturity Date;
               (ii) the Interest Rate or Spread or Spread
               Multiplier, as the case may be, and
               (iii) the provisions, if any, for
               redemption of such Certificated Note during such extension period, including the date or dates on which or the period or periods during which such redemption may occur during such extension period.

               Trustee Notice to Holders Regarding
               Company's Exercise of Optional Extension or
               Reset.  Upon receipt of notice from the
               Company regarding the Company's exercise of either an optional extension of maturity or an optional reset, Chase will mail a notice, first class, postage prepaid, to the Holder not less than 40 days before the Optional Reset Date (in which case a "Reset
               Notice") or the Maturity Date (in which
               case an "Extension Notice"), as the case may be, which Reset Notice or Extension
               Notice shall contain the information
               required by the terms of the Certificated
               Note.

               Trustee Notice to Company Regarding Option to be Repaid. If, after receipt of either a Reset Notice or an Extension Notice, any Holder of a Certificated Note exercises the option for repayment by tendering the Certificated Note to be repaid as set forth in the Certificated Note, Chase shall give notice to the Company not less than 22 days before the Optional Reset Date or the old
               Maturity Date, as the case may be, of the principal amount of Certificated Notes to be repaid on such Optional Reset Date or old Maturity Date, as the case may be.

               Company Notice Regarding New Interest Rate or New Spread or Spread Multiplier. If the
               Company elects to revoke the Interest Rate or Spread or Spread Multiplier and establish a higher interest rate or Spread or Spread Multiplier for an Optional Reset
               Period or extension period, as the case may be, it shall, not less than 20 days before such Optional Reset Date or old Maturity
               Date, so notify Chase.  Chase will
               immediately thereafter notify the Holder of such Certificated Note, by first class mail, postage prepaid of the new Interest
               Rate or Spread or Spread Multiplier
               applicable to such Certificated Note.

               Trustee Notice to Company Regarding Holders
               Revocation of Option to be Repaid.  If,
               after the Holder has tendered any
               Certificated Notes for repayment pursuant to an Extension Notice or an Optional Reset
               Notice, such Holder then revokes such
               tender for repayment, Chase shall give
               notice to the Company not less than five days prior to the Maturity Date or Optional
               Reset Date, as the case may be, of such
               revocation and of the principal amount of Certificated Notes for which tender for repayment has been revoked.

               Deposit of Repayment Price.  On or before
               any old Maturity Date where the Maturity
               has been extended, and on or before an
               Optional Reset Date, the Company shall
               deposit with Chase an amount of money
               sufficient to pay the principal amount,
               plus interest accrued to such old Maturity
               Date or Optional Reset Date, as the case
               may be, for all the Certificated Notes or
               portions thereof which are to be repaid on
               such old Maturity Date or Optional Reset
               Date, as the case may be.   Chase will use
               such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Procedures     Company Notice to Trustee Regarding
Upon Company's Exercise of Optional Redemption.
Exercise of    At least 45 days prior to the date on
Optional       which it intends to redeem a
Redemption:    Certificated Note, the Company will notify
               Chase that it is exercising such option
               with respect to such Certificated Note on such date.

               Trustee Notice to Holders Regarding
               Company's Exercise of Optional Redemption.
               After receipt of notice that the Company is exercising its option to redeem a Certificated Note, Chase will, at least
               30 days before the redemption date for such Certificated Note, mail a notice, first class, postage prepaid, to the Holder of such Certificated Note informing such
               Holder of the Company's exercise of such option with respect to such Certificated
               Note.

               Deposit of Redemption Price.  On or before
               any redemption date, the Company shall
               deposit with  Chase an amount of money
               sufficient to pay the redemption price,
               plus interest accrued to such redemption
               date, for all the Certificated Notes or
               portions thereof and which are to be repaid
               on such redemption date.   Chase will use
               such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Payments of    Trustee Notice to Company of Option
Principal and  to be Repaid.  Upon receipt of notice
Interest Upon  of exercise of the option for repayment and the
Exercise of    Certificated Notes so to be repaid as set forth
Optional Re-   in such Notes, Chase shall(unless
payment        such notice was received pursuant
(Except        to the Company's exercise of an optional
Pursuant to    reset or an optional extension of maturity,
Company's      in each of which cases the relevant
Exercise       procedures set forth above are to be
of Optional    followed) give notice to the Company not
Reset or       less than 20 days prior to each Optional
Optional       Repayment Date of such Optional Repayment
Extension):    Date and of the principal amount of
               Certificated Notes to be repaid on such
               Optional Repayment Date.

               Deposit of Repayment Price. On or prior to any Optional Repayment Date, the Company shall deposit with Chase an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Certificated Notes or portions thereof which are to be repaid on such date.
               Chase will use such money to repay such
               Certificated Notes pursuant to the terms set forth in such Notes.

Procedure for  The Company and the Agents will
Rate Setting   discuss from time to time the
and Posting:   aggregate principal amount of, the issuance
               price of, and the interest rates to be
               borne by, Notes that may be sold as a
               result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Unless otherwise instructed by the
Rejection of   Company, each Agent will advise the Company
Orders:        promptly by telephone of all orders to
               purchase Certificated Notes received by
               such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Certificated
               Notes and may reject any such orders in
               whole or in part.  Before accepting any
               order to purchase a Certificated Note to be settled in less than three Business Days, the Company shall verify that Chase will have adequate time to prepare and authenticate such Note.

Preparation of If any order to purchase a
Pricing        Certificated Note is accepted by or on
Supplement:    behalf of the Company, the Company will
               prepare a pricing supplement (a "Pricing
               Supplement") reflecting the interest rates and other terms of such Certified Note and will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of
               Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the "Presenting
               Agent").  The Presenting Agent will cause a
               Prospectus and Pricing Supplement to be
               delivered to the purchaser of such
               Certificated Note.

               In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Pros-pectuses prior to their use. Outdated
               Pricing Supplements (other than those
               retained for files) will be destroyed.

Suspension of  The Company reserves the right, in
Solicitation;  its sole discretion, to instruct the
Amendment or   Agents to suspend at any time for any
Supplement:    period of time or permanently, the
               solicitation of orders to purchase
               Certificated Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

               In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and Chase whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appro-priate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

               If the Company decides to amend or
               supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency
               Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The
               Company will provide the Agents and Chase with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedure for  When the Company has determined to
Rate Changes:  change the interest rates of Certificated
               Notes being offered, it will promptly
               advise the Agents and the Agents will
               forthwith suspend solicitation of orders.
               The Agents will telephone the Company with
               recommendations as to the changed interest
               rates.  At such time as the Company has
               advised the Agents of the new    interest
               rates, the Agents may resume solicitation of orders. Until such time only "indica-tions of interest" may be recorded.

Delivery of    A copy of the Prospectus and a Pricing
Prospectus:    Supplement relating to a Certificated Note
               must accompany or precede the earliest of any written offer of such Certificated
               Note, confirmation of the purchase of such Certificated Note and payment for such Certificated Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by the Agents between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing
               Supplement setting forth the terms in
               effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above, the Presenting Agent will deliver a Prospectus and Pricing
               Supplement as herein described with respect to each Certificated Note sold by it. The
               Company will make such delivery if such
               Certificated Note is sold directly by the Company to a purchaser (other than any Agent).

Confirmation:  For each order to purchase a Certificated
               Note solicited by any Agent and accepted by or on behalf of the Company, the Presenting
               Agent will issue a confirmation to the
               purchaser, with a copy to the Company,
               setting forth the details set forth above and delivery and payment instructions.

Settlement:    The receipt by the Company of immediately
               available funds in exchange for an
               authenticated Certificated Note delivered to the Presenting Agent and the Presenting
               Agent's delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute "settlement".
               All orders accepted by the Company will be settled on the third Business Day following the date of sale pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement     Settlement Procedures with regard to
Procedures:    each Certificated Note sold by the Company
               through any Agent, as agent, shall be as follows:

               A. The Presenting Agent will advise the
                  Company by telephone of the following
                  settlement information, in time for
                  Chase to prepare and authenticate the
                  required Note:

                  1.  Name in which such Certificated
                      Note is to be registered
                      ("Registered Owner").

                  2.  Address of the Registered Owner and
                      address for payment of principal
                      and interest.

                  3.  Taxpayer identification number of
                      the Registered Owner (if available).

                  4.  Principal amount.

                  5.  Maturity Date.

                  6.  In the case of a Fixed Rate
                      Certificated Note, the interest
                      rate or, in the case of a Floating
                      Rate Certificated Note, the initial
                      interest rate (if known at such
                      time), Base Rate, Index Maturity,
                      Interest Reset Period, Interest
                      Reset Dates, Spread or Spread
                      Multiplier (if any), Minimum
                      Interest Rate (if any) and Maximum
                      Interest Rate (if any).

                  7.  Interest Payment Dates and the
                      Interest Payment Period.

                  8.  Specified Currency and whether the
                      option to elect payment in a
                      Specified Currency applies and if
                      the Specified Currency is not U.S.
                      dollars, the authorized denominations.

                  9.  Redemption, repayment or extension
                      provisions, if any.

                  10. Settlement date.

                  11. Price (including currency).

                  12. Presenting Agent's commission,
                      determined as provided in Section 2
                      of the Agency Agreement.

                  13. Whether such Certificated Note is
                      issued at an original issue
                      discount, and, if so, the total
                      amount of OID, the yield to
                      maturity and the initial accrual
                      period OID.

                  14. All other information needed to
                      complete a Certificated Note.

               B. The Company will advise Chase by
                  telephone (confirmed in writing at any
                  time on the sale date) or electronic
                  transmission  of the information set
                  forth in Settlement Procedure "A" above
                  and the name of the Presenting Agent.

               C. The Company will deliver to Chase a
                  pre-printed four-ply packet for such
                  Certificated Note, which packet will
                  contain the following documents in
                  forms that have been approved by
                  Company, the Agents and  the Trustee:

                  1.  Certificated Note with customer
                      confirmation.

                  2.  Stub One - For Trustee.

                  3.  Stub Two - For the Presenting
                      Agent.

                  4.  Stub Three - For the Company.

               D. Chase will complete such Certificated
                  Note and, as Trustee, will authenticate
                  such Certificated Note and deliver it
                  (with the confirmation) and Stubs One
                  and Two to the Presenting Agent, all in
                  accordance with the written directions
                  (or oral instructions confirmed in
                  writing on the next Business Day) of
                  the Company, and the Presenting Agent
                  will acknowledge receipt of the Note by
                  stamping or otherwise marking Stub One
                  and returning it to Chase.  Such
                  delivery will be made only against such
                  acknowledgment of receipt.  In the
                  event that the instructions given by
                  the Presenting Agent for payment to the
                  account of the Company are revoked, the
                  Company will as promptly as possible
                  wire transfer to the account of the
                  Presenting Agent an amount of immediately available funds equal to the amount of such payment made.

               E. The Presenting Agent will deliver such
                  Certificated Note (with the confirma-
                  tion) to the customer against payment
                  in immediately payable funds.  The
                  Presenting Agent will obtain the
                  acknowledgement of receipt of such Cer-
                  tificated Note by retaining Stub Two.

               F. Chase will send Stub Three to the
                  Company by first-class mail.

Settlement     For orders of Certificated Notes
Procedures     solicited by any Agent, as agent, and
Timetable:     accepted by the Company, Settlement
               Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

                   Settlement
                   Procedure            Time

                       A        2:00 P.M. on the Business Day
                                          before settlement
                      B-C       3:00 P.M. on the Business Day
                                          before settlement
                       D        2:15 P.M. on settlement
                                          date
                       E        3:00 P.M. on settlement
                                          date
                       F        5:00 P.M. on settlement
                                          date

Failure to     If a purchaser fails to accept
Settle:        delivery of and make payment for any
               Certificated Note, the Presenting Agent
               will notify the Company and Chase by tele-phone and return such Certificated Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Presenting Agent an amount equal to the amount previously cre-dited to the account of Company in respect of such Certificated Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Presenting Agent or Chase in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or Chase, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will cancel such Certificated Note in accordance with the Indenture and so advise the Company and Chase, and Chase will make appropriate entries in its records.

Trustee Not to Nothing herein shall be deemed to
Risk Funds:    require the Trustee or Chase to risk or
               expend its own funds in connection with any payment to the Company, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee or Chase to the Company, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee or Chase for such purpose.

Authenticity   The Company will cause  the Trustee to
of Signatures: furnish the Agents from time to time with
               the specimen signatures of each of  the
               Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Certificated Notes, but no
               Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Certificated Note.

Payment of     Each Agent shall forward to the
Expenses:      Company, on a monthly basis, a statement of
               the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Advertising    The Company will determine with the Agents
Costs:         the amount of advertising that may be
               appropriate in soliciting orders to
               purchase the Certificated Notes.
               Advertising expenses will be paid by the Company.

Periodic       Periodically, Chase will send to
Statements     the Company a statement setting forth the
from Chase:    principal amount of Certificated Notes
               Outstanding as of that date and setting
               forth a brief description of any sales of Certificated Notes which the Company has advised Chase but which have not yet been settled.